EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 5, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2008 – Apr 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	0.1%	-0.1%	-4.9%	-4.6%	-3.6%	1.7%	-3.6%	10.7%	-23.6%	-0.3	-0.4
B**	0.1%	0.1%	-0.3%	-5.5%	-5.2%	-4.3%	N/A	-4.3%	10.7%	-25.7%	-0.4	-0.5
Legacy 1***	0.1%	0.1%	0.4%	-2.9%	-2.6%	N/A	N/A	-3.1%	10.6%	-18.4%	-0.2	-0.4
Legacy 2***	0.1%	0.1%	0.4%	-3.1%	-3.0%	N/A	N/A	-3.4%	10.6%	-18.9%	-0.3	-0.4
Global 1***	0.1%	0.1%	0.6%	-2.3%	-3.1%	N/A	N/A	-3.9%	10.2%	-17.7%	-0.3	-0.5
Global 2***	0.1%	0.1%	0.5%	-2.6%	-3.3%	N/A	N/A	-4.2%	10.1%	-18.7%	-0.4	-0.5
Global 3***	0.1%	0.1%	0.1%	-4.1%	-5.0%	N/A	N/A	-5.9%	10.1%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	-1.0%	-1.0%	9.5%	13.6%	11.7%	4.6%	7.6%	4.6%	18.8%	-46.4%	0.3	0.3
Barclays Capital U.S. Long Gov Index****	3.9%	3.9%	1.6%	7.1%	12.8%	9.5%	7.5%	9.5%	13.3%	-12.3%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	8%	Long	Natural Gas	4.8%	Long	8%	Long	Natural Gas	4.8%	Long
			Crude Oil	1.1%	Short			Gas Oil	1.1%	Short
Grains/Foods	11%	Short	Sugar	3.1%	Short	11%	Short	Sugar	3.0%	Short
			Cotton	1.5%	Long			Cotton	1.5%	Long
Metals	9%	Short	Gold	3.6%	Short	9%	Short	Gold	3.6%	Short
			Copper	2.4%	Short			Copper	2.3%	Short
FINANCIALS	72%					72%
Currencies	22%	Short $	Australian Dollar	4.5%	Long	22%	Short $	Australian Dollar	4.4%	Long
			Japanese Yen	3.8%	Long			Japanese Yen	3.8%	Long
Equities	18%	Long	Nikkei 225	1.7%	Long	18%	Long	Nikkei 225	1.7%	Long
			ASX SPI 200 Index	1.7%	Long			ASX SPI 200 Index	1.7%	Long
Fixed Income	32%	Long	U.S. 10-Year Treasury Notes	5.3%	Long	32%	Long	U.S. 10-Year Treasury Notes	5.2%	Long
			Bunds	5.2%	Long			Bunds	5.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 5%, driven lower by increased domestic inventories and weaker-than-expected U.S. housing and employment data.   Natural gas markets surged to a 20-month high due to a late-week rally which fostered forecasts for continued cold weather in the U.S. and by data which showed a decline in active U.S. natural gas rigs.

Grains/Foods
Corn markets fell nearly 10% due a larger-than-expected rise in supply.  Wheat markets finished higher because of heavy buying by investors who attempted to take advantage of recent low prices.  Coffee prices also rose, supported by speculation recent droughts in Vietnam could impact production.

Metals	Gold markets fell to nearly 10-months lows due to heavy selling by large commodity funds. Copper markets fell to a 7-month low following a disappointing U.S. employment report for March.
Currencies
The U.S. dollar fell sharply following the release of weak employment data, a bearish indicator for the U.S. economic outlook.  The Japanese yen continued to decline sharply as the Bank of Japan announced it would expand its bond-buying initiatives.  The euro extended gains against counterparts, supported by U.S. dollar weakness and by hopes the financial instability in Cyprus may be easing.

Equities
North American and European equity markets declined as investor confidence fell after the release of weak economic data in Europe and the U.S.  The Hong Kong Hang Seng index also declined, pressured by reports of weak domestic housing data and forecasts for tighter regulations in China.  The Japanese Nikkei 225 posted gains in excess of 3% in anticipation the nation’s expanded quantitative easing would support economic growth.

Fixed Income	German Bund and U.S. Treasury markets experienced strong rallies due to heavy, safe-haven buying triggered by bearish economic data in the U.S. and declines in the equity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.